UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 27, 2021
Date of Report (Date of earliest event reported)

VIDLER WATER RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	33-36383 (Commission File Number)	94-2723335 (IRS Employer Identification No.)

3480 GS Richards Blvd, Suite 101, Carson City, NV 89703

(Address of principal executive offices) (Zip code)

Registrant’s Telephone Number, Including Area Code:  (775) 885-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par Value $0.001	VWTR	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Vidler Water Resources, Inc. (“Vidler”) announced that it has entered into a sale and option contract with an affiliate of one of the world’s largest producers of wind and solar energy for a minimum of 28,000 and a maximum of 55,000 Long Term Storage Credits (“LTSC”) at the Company’s recharge facility in the Harquahala Valley, Arizona. The contract provides for the following:

•an initial sale of 1,250 LTSC at $400 per LTSC for proceeds of $500,000; and

•an option to purchase a minimum amount of 26,750 additional LTSC and up to a maximum of 53,750 additional LTSC on or before December 15, 2021, at a price of $400 per LTSC for proceeds of a minimum of $10.7 million and up to a maximum of $21.5 million; or

•an option to purchase a minimum amount of 26,750 additional LTSC and up to a maximum of 53,750 additional LTSC between December 16, 2021 and January 31, 2022, at a price of $450 per LTSC for proceeds of a minimum of $12 million and up to a maximum of $24.2 million.

The contract also provides that if the buyer exercises either purchase option and purchases the minimum amount of LTSC but less than the maximum quantity of LTSC under either purchase option, the buyer may, on or before January 31, 2022, make an additional payment of $200,000 to secure the right to purchase, on or before April 30, 2022, any remaining LTSC up to the maximum quantity at $450 per LTSC.

See Press Release of Vidler Water Resources, Inc. dated October 25, 2021 (Announcing Contract with Alternative Energy Developer) attached as Exhibit Number 99.1

Exhibit Number	Description
99.1	Press Release of Vidler Water Resources, Inc. dated October 21, 2021 (Announcing Contract with Alternative Energy Developer).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2021

VIDLER WATER RESOURCES, INC.

By: /s/ Maxim C.W. Webb

Maxim C.W. Webb
Executive Chairman, CFO

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